                                                                       EXHIBIT H
                                                               FILE NO. 70-10299

                            CENTERPOINT ENERGY, INC.
                                  June 30, 2005

INVESTING/BORROWING RATE     4.4497%       MONEY POOL #1

     COMPANY NAME            CO. CODE    PRIOR DAY MP POSITION      (TO MP)       (FROM MP)    TODAY'S MP POSITION
-------------------------    --------    ---------------------     ----------    ----------    -------------------
CenterPoint Energy, Inc.       0299                 19,245,000                   15,573,000              3,672,000
CE Houston Electric, LLC       0003                (18,524,000)                   7,989,000            (26,513,000)
CE Products, Inc.              0057                   (482,000)                                           (482,000)
CE Resources Corp.             0016                114,352,000     25,137,000                          139,489,000
CE Service Company, LLC        0002                (17,641,000)                   1,574,000            (19,215,000)
CE Funding Company             0051                  4,743,000                                           4,743,000
CE Properties, Inc.            0056               (101,693,000)                       1,000           (101,694,000)
CE International, Inc.         0093                          -                                                   -
                                         ---------------------     ----------    ----------    -------------------
TOTAL POOL ACTIVITY                                                25,137,000    25,137,000                      -
                                         ---------------------     ----------    ----------    -------------------
TOTAL SOURCES                                      138,340,000                                         147,904,000
                                         ---------------------                                 -------------------
Total Uses                                        (138,340,000)                                       (147,904,000)
                                         ---------------------                                 -------------------
Net                                                          -                                                   -
                                         =====================                                 ===================

       EXTERNAL INVESTMENTS               PRIOR DAY INVESTMENT         INVEST    (REDEEM)      OUTSTANDING INVESTMENT
----------------------------------        --------------------         ------   -----------    ----------------------
CenterPoint Energy, Inc.      0299                           -                                                      -
CE Houston Electric, LLC      0003                           -                                                      -
CE Resources Corp.            0016                 394,855,000                  (28,379,000)              366,476,000
CE Properties, Inc.           0056                           -                                                      -
                                          --------------------         ------   -----------    ----------------------
TOTAL INVESTMENTS                                  394,855,000              -   (28,379,000)              366,476,000
                                          ====================         ======   ===========    ======================

         COMMERCIAL PAPER                PRIOR DAY OUTSTANDING      INCREASE (REPAY)    TODAY'S OUTSTANDING   WTD RATE
----------------------------------       ---------------------      ----------------    -------------------   --------
CenterPoint Energy, Inc.      0299                           -                                            -     0.0000%

      BANK LOANS - CNP            PRIOR DAY OUTSTANDING   INCREASE (REPAY)   TODAY'S OUTSTANDING    WTD RATE
------------------------------    ---------------------   ----------------   -------------------    ---------
Revolver         Mat 07/22/05                50,000,000                               50,000,000    4.300000%
Revolver         Mat 07/27/05                20,000,000                               20,000,000    4.314380%
Revolver         Mat 07/28/05                20,000,000                               20,000,000    4.320000%
Revolver         Mat 07/29/05                25,000,000                               25,000,000    4.325630%
Revolver         ABR                                  -          5,000,000             5,000,000    6.250000%
                                  ---------------------   ----------------   -------------------    --------
                    CNP TOTAL               115,000,000          5,000,000           120,000,000    4.392320%
                                  =====================   ================   ===================    ========

      BANK LOANS - CEHE           PRIOR DAY OUTSTANDING   INCREASE (REPAY)   TODAY'S OUTSTANDING    WTD RATE
------------------------------    ---------------------   ----------------   -------------------    --------
Revolver         ABR                                  -                                        -     0.00000%
                                  ---------------------   ----------------   -------------------    --------
                  CEHE TOTAL                          -                  -                     -    0.000000%
                                  =====================   ================   ===================    ========

      BANK LOANS - CERC           PRIOR DAY OUTSTANDING   INCREASE (REPAY)   TODAY'S OUTSTANDING    WTD RATE
------------------------------    ---------------------   ----------------   -------------------    --------
Revolver         ABR                                  -                                        -     0.00000%
                                  ---------------------   ----------------   -------------------    --------
                 CERC TOTAL                           -                  -                     -     0.00000%
                                  =====================   ================   ===================    ========

REMAINING CAPACITY UNDER FACILITIES  FACILITY SIZE  LOANS OUTSTANDING      LOCS        REMAINING
-----------------------------------  -------------  -----------------   ----------   -------------
CNP Revolver                         1,000,000,000        120,000,000   26,959,000
CNP Commercial Paper                                                -                  853,041,000
CEHE Revolver                          200,000,000                  -            -     200,000,000
CERC Revolver                          400,000,000                  -            -     400,000,000
                                     -------------  -----------------   ----------   -------------
          FACILITY TOTALS            1,600,000,000        120,000,000   26,959,000   1,453,041,000
                                     =============  =================   ==========   =============

        LIQUIDITY                                    PRIOR DAY AMOUNT                                            TODAY'S AMOUNT
-----------------------------------                  ----------------         ----           ----                --------------
External Investments                                      394,855,000                                               366,476,000
Remaining Capacity under Facilities                     1,308,041,000                                             1,453,041,000
                                                     ----------------         ----            ----               --------------
                      TOTAL LIQUIDITY                   1,702,896,000            -               -                1,819,517,000
                                                     ================         ====            ====               ==============